UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 29, 2008

                                 MAGNA-LAB, INC.
                                 ---------------
             (Exact name of Registrant as Specified in its Charter)

          New York                       0-21320                 11-3074326
----------------------------    ------------------------     -------------------
(State or Other Jurisdiction    (Commission file Number)        (IRS Employer
      of Incorporation)                                      Identification No.)

    6800 Jericho Turnpike, Ste. 120W, Syosset, New York               11791
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         (Address of Principal Executive Offices)                  (Zip Code)

        Registrant's telephone number, including area code (516) 393 5874

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.02 - Termination of a Material Definitive Agreement.

      Reference is made to the Agreement and Plan of Merger effective as of July 11, 2008 (the "Merger Agreement") with Belle Haven Partners, LLC ("Belle Haven") under which a newly formed company ("IG Metals Acquisition Corporation") formed by Belle Haven for the purpose of acquiring all of the outstanding stock of Worldwide Equities, Inc., a Florida corporation ("WWE"), was to be merged into a newly formed wholly owned subsidiary of our company formed solely for the purpose of facilitating the merger. WWE, through its wholly-owned subsidiary, International Global Metals, Inc., is focused on scrap metal recycling, with an emphasis on reselling and processing ferrous and non-ferrous scrap metal. The Merger Agreement is described in a current report on Form 8-K filed by us on July 25, 2008.

      Effective August 29, 2008, we terminated the Merger Agreement on account of the other parties' failure to satisfy certain covenants. Under the terms of the Merger Agreement, neither party is to have liability to the other on account of the termination, except that the other parties are obligated to reimburse us for up to $50,000 in out-of-pocket costs incurred by us in connection with the Merger Agreement and transactions contemplated thereby, plus costs of collection, if any, including reasonable attorneys' fees.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                MAGNA-LAB, INC.


Date: September 4, 2008                         By: /s/ Kenneth C. Riscica
                                                    ----------------------------
                                                    Kenneth C. Riscica
                                                    Treasurer and Secretary